UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 8, 2021 (October 6, 2021)

Gray Television, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Georgia	001-13796	58-0285030
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4370 Peachtree Road, NE, Atlanta, Georgia	30319
(Address of Principal Executive Offices)	(Zip Code)

404-504-9828

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock (no par value)	GTN.A	New York Stock Exchange
common stock (no par value)	GTN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On October 6, 2021, Gray Television, Inc., a Georgia corporation (“Gray”), Meredith Corporation, an Iowa corporation (“Meredith”), and Gray Hawkeye Stations, Inc., a Delaware corporation and wholly owned subsidiary of Gray (“Merger Sub”), entered into an Amendment and Consent (the “Consent Amendment”) to the Agreement and Plan of Merger (the “RemainCo Merger Agreement”), dated as of May 3, 2021, as amended by Amendment No. 1 on June 2, 2021 (“Amendment No. 1”), by and among Gray, Meredith and Merger Sub. Pursuant to the RemainCo Merger Agreement, Gray, Meredith, and Merger Sub previously agreed to effect the acquisition of Meredith by Gray, immediately after and subject to the consummation of the spin-off (the “Spin-Off”) of Meredith’s national media group and corporate segments to a new company (“SpinCo”), through the merger of Merger Sub with and into Meredith (the “RemainCo Merger”), with Meredith surviving the RemainCo Merger as the surviving corporation and a wholly owned subsidiary of Gray.

The Consent Amendment, among other things, confirms Gray’s consent (the “Consent”) to Meredith’s and SpinCo’s execution, delivery and performance of the Agreement and Plan of Merger (the “SpinCo Merger Agreement”), dated October 6, 2021, by and among, Meredith, SpinCo, About, Inc., a Delaware corporation (“Dotdash”), and, solely for the limited purposes set forth therein, IAC/InterActiveCorp, a Delaware corporation, pursuant to which SpinCo will be acquired by Dotdash. Pursuant to the SpinCo Merger Agreement, Dotdash agreed to acquire SpinCo following the completion of Gray’s acquisition of Meredith’s local media group through the RemainCo Merger. The Consent is subject to the terms and conditions set forth in the Consent Amendment.

In addition, the Consent Amendment includes certain amendments to the RemainCo Merger Agreement and other agreements related to the Spin-Off (the “Spin-Off Agreements), provides certain indemnification and guarantees to Gray as a result of the transactions contemplated by the SpinCo Merger Agreement and provides for certain adjustments to the Target Net Debt Amount (as defined in the Spin-Off Agreements), which have the effect of increasing the amount of the SpinCo Cash Payment (as defined in the RemainCo Merger Agreement) that Meredith will receive from SpinCo immediately prior to the RemainCo Merger.

All other material terms of the RemainCo Merger Agreement, which was previously filed by the Company as Exhibit 2.1 to the Company’s Current Report on Form 8-K/A on May 5, 2021, as amended by Amendment No. 1, which was previously filed Exhibit 2.1 to the Company’s Current Report on Form 8-K on June 3, 2021, remain substantially the same in all material respects.

The foregoing description of the Consent Amendment does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Consent Amendment, a copy of which is attached hereto as Exhibit 2.1 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits.

2.1	Amendment and Consent, dated as of October 6, 2021, to Agreement and Plan of Merger, dated as of May 3, 2021, as amended on June 2, 2021, by and among Gray Television, Inc., Gray Hawkeye Stations, Inc., and Meredith Corporation*

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*

Certain schedules to the Consent Amendment have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule will be furnished to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gray Television, Inc.

October 8, 2021	By:	/s/ James C. Ryan
Name: James C. Ryan
Title: Executive Vice President and Chief Financial Officer